EXHIBIT 99.5

Foster Wheeler Ltd.

Management Restricted Stock Plan

[Amended and Restated]
Restricted Stock Award Agreement

Name of Participant:	[RECIPIENT]

Date of Grant:	October 6, 2004

Number of Shares:	[SHARES] (the “Restricted Shares”) (based upon the share capital of the Company as of October 6, 2004)

Pursuant to the Foster Wheeler Ltd. Management Restricted Stock Plan (the “Plan”), a copy of which has been delivered to you, along with a prospectus describing the material terms of the Plan, and in accordance with the terms and conditions of the Plan and your agreement to such additional terms, conditions and restrictions as are set forth below, you have been granted as of the date set forth above the Restricted Shares, meaning Common Stock of Foster Wheeler Ltd., a Bermuda company (the “Company”), on the terms and conditions set forth herein.  Capitalized terms used but not defined in this Restricted Stock Award Agreement (the “Agreement”) have the meanings ascribed to them in the Plan.

[INSERT FOR AMENDED AND RESTATED AGREEMENT ONLY]

This Amended and Restated Restricted Stock Award Agreement supersedes the Restricted Stock Award Agreement originally entered into between you and the Company with respect to the Award in its entirety, and the Award shall hereafter be governed exclusively by this Amended and Restated Agreement, which shall be the “Agreement” for all purposes hereof.  This Amended and Restated Agreement is entered into as of the original Date of Grant set forth above, and for all purposes the Award shall continue to be treated as granted on such date.

1.             Acceptance of Award.  As a condition to the grant of this Award, you are required to accept the Award, and all the terms and conditions that apply to it, by signing this Agreement in the space indicated below.

2.                                      Relation of Award to Other Agreement(s).

As an express condition to acceptance of this Award, you agree that the only vesting and lapse of forfeiture restriction provisions to govern the Award are as set forth in Section 4 of this Agreement and that you will not be entitled to any additional vesting or lapse of forfeiture restrictions under any employment, change of control or other agreement or arrangement, written or unwritten, to which you are a party with the Company.  For the avoidance of doubt, your acceptance of pay or benefits under the Plan and/or this Agreement shall not cause you to lose any entitlement you might otherwise have, notwithstanding any provision in any change of control agreement to the contrary.

If you are, or subsequently become, party to a written employment or similar agreement or agreements with the Company (such agreement or agreements, which, for the avoidance of doubt, do not include any agreements entered into with affiliates or subsidiaries of the Company, the “Employment Agreement”), then this Agreement shall incorporate provisions from the Employment Agreement as set forth in paragraphs (a), (b) and (c) below.

(a)           If the Employment Agreement includes a definition of “termination for cause” or a similar provision, the definition included in the Employment Agreement (including, if applicable, any notice or cure periods that may apply to such definition) shall supersede the definition of “Cause” contained in Section 2(e) of the Plan; and

(b)           If the Employment Agreement includes a definition of resignation for “good reason” or a similar provision, you will be considered to have satisfied the requirements of clause (ii) of Section 2(s) of the Plan if and only if your resignation meets the requirements of a resignation for good reason or a similar provision under the Employment Agreement; and

(c)           If the Employment Agreement limits your right to solicit the Company’s customers, employees, or suppliers and/or to compete with the Company, you will be deemed to have violated the provisions of paragraph 4(h) of this Agreement and Section 13(a) of the Plan if and only if you have violated the terms of the Employment Agreement (provided, however, that the foregoing will not have the effect of extending the period of time during which the Award is subject to forfeiture beyond six (6) months after termination of Continuous Service Status, as specified in Section 13(a) of the Plan).

3.             Restricted Shares.  The “Restricted Shares” refer to the shares referenced above and to all securities received in replacement of such Restricted Shares, including as stock dividends, bonus issues, splits, subdivisions or consolidations, all securities received in replacement of such Restricted Shares in a recapitalization, amalgamation, merger, reorganization, exchange or similar transaction, and all new, substituted or additional securities or other property to which the Recipient is entitled by reason of his or her ownership of such Restricted Shares.

4.             Vesting Schedule; Forfeiture Conditions.

(a)           General.  The Restricted Shares will vest and your right to retain them will become nonforfeitable in accordance with paragraph 4(c) below.  The period beginning on the date hereof and ending on the date on which any Restricted Share becomes vested and nonforfeitable in accordance with paragraph 4(c) is referred to as the “Restriction Period” with respect to any such Restricted Share.  Each day on which you vest in any portion of the Restricted Shares is referred to as a “Vesting Date.”  As of the 31st day (or 91st day if your reemployment is guaranteed by statute or contract) of a leave of absence, vesting credit will no longer accrue unless otherwise determined by the Committee or required by contract or statute.  If you return to service immediately after the end of an approved leave of absence, vesting credit shall continue to accrue from that date of continued employment.

(b)           Forfeiture Price.  In the event that any Shares are required to be forfeited under any circumstances set forth in this Section 4, then the Company will have the right (but not the obligation) to repurchase any or all of such forfeited Shares for $0.001 per Share.  The

Company will have 90 days from the date of any event giving rise to forfeiture under this Section 4 within which to effect a repurchase of any or all of the Shares subject to such forfeiture conditions.  The Company’s right to repurchase the Shares under this Section 4 is assignable by the Company, in its sole discretion, to a Subsidiary or other party to whom such rights can be assigned under the Applicable Laws.

(c)           Vesting Schedule.  Subject to your remaining in Continuous Service Status through a Vesting Date, and subject further to paragraphs 4(d) - (i) below, the Restricted Shares will vest and become nonforfeitable as follows:

Percentage of Restricted Shares	Vesting Date
[ADD%]	[ADD DATE]
[ADD%]	[ADD DATE]

(d)           Termination of Continuous Service Status.  Except as set forth in paragraphs 4(e), (f), (g), (h) and (i), any Restricted Shares that are not vested pursuant to paragraph 4(c) above on the date on which your Continuous Service Status terminates for any reason will be forfeited in their entirety to the Company.

(e)           Termination as a Result of Death or Disability.  Except as set forth in paragraph 4(h), in the event of termination of your Continuous Service Status as a result of your death or Disability (as defined below), the vesting of any Restricted Shares that are not vested pursuant to paragraph 4(c) above as of immediately prior to the date of such termination shall accelerate in full and become fully vested (and any forfeiture feature specified in paragraph 4(d) will lapse in full) as of such termination date.  “Disability” means (i) if the Company maintains a long-term disability plan for which you are eligible (whether or not you have elected to participate), disability as defined in such plan, (ii) if you are not eligible to participate in a long-term disability plan, but are a party to an employment agreement that contains a definition of disability, the definition contained in such agreement, or (iii) if neither (i) nor (ii) applies, a total and permanent disability as defined in Section 22(e)(3) of the Code.

(f)            Termination as a Result of Retirement.  Except as otherwise set forth in paragraph 4(h) below, in the event of termination of your Continuous Service Status as a result of your Retirement (as defined below), the vesting of the Restricted Shares shall accelerate such that you shall be vested in (and any forfeiture feature specified in paragraph 4(d) shall lapse) as of the date of your retirement as to that number of Restricted Shares that equals the product of (a) the total number of Restricted Shares first set forth above (under “Number of Shares”) times (b) a ratio the numerator of which is the total number of months of Continuous Service Status you have achieved from the Date of Grant to the end of the month in which the your retirement date occurs and the denominator of which is the total number of months in the vesting schedule as set forth in paragraph 4(c) above.  “Retirement” means a termination of Continuous Service Status after you have attained the age (and length of service, if required) at which you are eligible for normal or early retirement under any tax-qualified retirement plan for which you are eligible (whether or not you have elected to participate), or under the Company’s retirement policies applicable to senior management or directors of the Company.

(g)           Change of Control Acceleration.  Notwithstanding anything to the contrary in the Plan, in the event of a Change of Control that is consummated prior to the date your Continuous Service Status terminates and irrespective of whether outstanding Awards under the Plan are being assumed, substituted or terminated in connection with the transaction, the vesting and lapse of the time-based forfeiture restrictions applicable to this Award as set forth in paragraphs 4(c) and (d) will accelerate such that you will become vested in, and any forfeiture feature specified under paragraphs 4(c) and (d) above will lapse as to one hundred percent (100%) of the Shares then unvested and subject to such forfeiture feature, effective as of immediately prior to consummation of the transaction.

(h)           Forfeiture Related to Competitive Acts and Termination for Cause.  Notwithstanding anything else to the contrary herein, the forfeiture features specified in Section 13 of the Plan (relating to your engaging in certain acts competitive with the Company and its business, and to the effect on this Award and Shares subject thereto in the event your Continuous Service Status is terminated for Cause) apply to this Award and may override the provisions set forth in paragraphs 4(c) and (g) above.

(i)            Involuntary Termination.  Except as set forth in paragraph (h), in the event of termination of your Continuous Service Status as a result of Involuntary Termination (as defined in Section 2(s) of the Plan), the vesting of any Restricted Shares that are not vested pursuant to paragraph 4(c) above as of immediately prior to the date of such termination shall accelerate in full and become fully vested (and any forfeiture feature specified in paragraph 4(d) will lapse in full) as of such termination date.

5.             Issuance of Certificates; Rights as Shareholder.

(a)           Issuance of Certificates.  Certificates evidencing the Restricted Shares will be issued by the Company only if requested and the Shares will be issued and registered in your name on the register of shareholders of the Company (through its transfer agent) promptly after the date hereof, but any physical certificates issued shall remain in the physical custody of the Company or its designee at all times during the Restriction Period.  As a condition to receipt of this Award, you will deliver to the Company a share transfer form/letter of repurchase, executed in blank and attached hereto as Exhibit A, relating to the Restricted Shares.   If the Restricted Shares are to be issued in certificated form, then as soon as practicable after termination of the Restriction Period applicable to any Restricted Shares, certificate(s) for such Restricted Shares will be delivered to you or your legal representative along with the share transfer forms/letters of repurchase relating thereto.

(b)           Rights as Shareholder.  You will become the registered owner of the Restricted Shares upon the grant thereof pursuant to this Agreement and will remain such until or unless such Restricted Shares are forfeited pursuant to Section 4 above.  As the registered owner, you will be entitled to all rights of a Common Stock holder of the Company, including without limitation voting rights and rights to cash and in-kind dividends, if any, on the Restricted Shares.

6.             Restrictions on Transferability.  At all times during the Restriction Period, the Restricted Shares will be nontransferable, and may not be pledged, assigned or alienated in any way except by will or by the laws of descent and distribution (subject to Section 9 below) or pursuant to a qualified domestic relations order.

7.             Withholding Obligations. As a condition to receipt of the Restricted Shares, you acknowledge your obligation with respect to any tax or similar withholding obligations that may arise in connection with receipt or vesting of the Restricted Shares.  The Company or its representative will have the right to take such action as may be necessary, in the Administrator’s discretion, to satisfy the obligations outlined in this Section 7.  You further agree that the Company will have the right to deduct or cause to be deducted from your current compensation any federal, state, local, foreign or other taxes required by law to be withheld or paid with respect to such event.  In addition, you agree that the Company will have the right (but not the obligation) to require you to tender for cancellation that number of Restricted Shares subject to the Award having a Fair Market Value equal to the aggregate amount of the withholding obligation and that such tendering for cancellation shall be effected by the Company’s repurchasing from you that number of Restricted Shares having such aggregate value, which amount will be applied against the withholding obligations.  You understand that the Company’s rights to ensure satisfaction of applicable withholding obligations with respect to the Award and the Restricted Shares, either through your tendering for cancellation or sale of the Restricted Shares themselves, or through other sources of funds that may be available to you, may require planning on your part, in advance of the expected Vesting Date(s) specified in Section 4 above.  The Company may also in lieu of or in addition to the foregoing, at its sole discretion, require you to deposit with the Company an amount of cash sufficient to meet the withholding requirements.  The Company will not deliver any of the Shares until and unless you have made the deposit required herein or otherwise made proper provision for all applicable tax and similar withholding obligations.

8.             Other Tax Matters.  You have reviewed with your own tax advisors the federal, state, local and other tax consequences, including those in addition to any tax withholding obligations you may have, of your investment in the Restricted Shares and the transactions contemplated by this Agreement.  You acknowledge that you are relying solely on such advisors, and not on the Company or its agents or advisors, with respect to such tax consequences.  You acknowledge your receipt of the Company’s prospectus relating to the Plan, which contains certain information regarding tax issues affecting the Award, including your right under U.S. federal income tax law to make an election which affects the timing of your recognition of income with respect to the Award under Section 83 of the Code ( a copy of the form of election is attached hereto as Exhibit B).  You understand and agree that, should you choose to file an election under Code Section 83(b), the filing of this election is your responsibility and you must notify the Company of the fact of your filing on or prior to the day of making the filing.

9.             Designation of Beneficiaries.  You may, in accordance with procedures established by the Administrator, designate one or more beneficiaries to receive all or part of any Restricted Shares to be distributed to you hereunder in the case of your death, and you may change or revoke such designation at any time.  In the event of your death, any Restricted Shares distributable hereunder that are subject to such a designation (to the extent such a designation is enforceable under the Applicable Laws) will be distributed to such beneficiary or beneficiaries in accordance with this Agreement.  Any other Restricted Shares distributable will be distributed to your estate.  If there is any question as to the legal right of any beneficiary to receive a distribution hereunder, the amount in question will be paid over to your estate, in which event neither the Company nor any affiliate of the Company will have any further liability to anyone with respect to such amount.

10.           Amendment of Award.    The Administrator may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than as explicitly permitted under the Plan pursuant to Sections 7, 8, 11 or 13 thereof) shall be made that would adversely affect your rights under this Agreement without your consent.

11.           Governing Law.  The laws of the State of New Jersey, without giving effect to principles of conflicts of law, will apply to the Plan, this Award and this Agreement.  The Company agrees, and you agree as a condition to acceptance of the Award, to submit to the jurisdiction of the courts located in the jurisdiction in which you provide, or most recently provided, your primary services to the Company.

                12.           Provisions Applicable to Non-US Persons.   This Section 12 shall apply to you if you are resident in and/or subject to the laws of a country other than the United States at the time of grant of this Restricted Stock Award and during the period in which you hold this Restricted Stock Award or the Restricted Shares issued pursuant thereto:

(a)           Data Protection.  You understand that the Company and is Subsidiaries will be processing personal data and sensitive personal data in connection with your employment and this Restricted Stock Award (the terms “processing,” “personal data” and “sensitive personal data” have the meanings prescribed by the Data Protection Act 1988).  You also understand that the Company and its Subsidiaries may, if such disclosure or transmission is in the Company’s or its Subsidiary’s view required for proper conduct of its or their business, transmit this information to the United States of America, to European Union member states, or to other locations, as well as to the providers of benefits or administration services to the Company or its Subsidiaries, or to its employees, and you agree to the processing, disclosure and transmission of such information.

(b)           Employment Matters.  This award of this Restricted Stock Award does not form part of your entitlement to remuneration or benefits in terms of your employment with your employer.  Your terms and conditions of employment are not affected or changed in any way by this award or by the terms of the Plan or this Award Agreement.

(c)           Tax Matters.  You hereby agree to indemnify and keep indemnified Foster Wheeler Ltd. and any Subsidiary from and against any liability for, or obligation to pay, income tax and employer’s and/or employee’s national insurance or social security contributions arising on the grant of the Restricted Stock Award or vesting of the Restricted Shares.

13.           General.  This Agreement, together with the Plan, represent the entire agreement between the Company and you with respect to the Restricted Shares.  To the extent the provisions of this Agreement conflict with the terms of the Plan, the Plan provisions will govern.

14.           Representations.  As a condition to your receipt of this Restricted Stock Award, you represent and warrant the following:  You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to accept this Award.  You are acquiring the Restricted

Shares for investment only for your own account, and not with a view, or for resale in connection with, any “distribution” thereof under Applicable Law.  You understand that the Restricted Shares have not been registered in all state jurisdictions within the United States, and that the exemption(s) from registration relied upon may depend upon your investment intent as set forth above.  You further understand that prior to any resale by you of such Restricted Shares without registration of such Restricted Shares in relevant state jurisdictions, the Company may require you to furnish the Company with an opinion of counsel acceptable to the Company that you may sell or transfer such Restricted Shares pursuant to an available exemption under Applicable Law.  You understand that the Company is under no obligation to assist you in this process by registering the Restricted Shares in any jurisdiction or by ensuring that an exemption from registration is available.

By your signature below, you indicate your acceptance of the terms of this Restricted Stock Award, and acknowledge that you have received copies of the Plan and the Prospectus, in each case as currently in effect.  You also acknowledge and agree that your rights to any Restricted Shares may be earned only as you provide services to the Company or a Subsidiary over time, and that nothing in the grant of this Restricted Stock Award or this Agreement confers upon you any right to continue in a service relationship with the Company or a Subsidiary for any period of time, nor does it interfere in any way with your, the Company’s or a Subsidiary’s right to terminate your employment or consulting relationship at any time, for any reason, with or without Cause.

By signing this Agreement, you acknowledge that your personal employment information regarding participation in the Plan and information necessary to determine and pay, if applicable, benefits under the Plan must be shared with other entities, including companies related to the Company and persons responsible for certain acts in the administration of the Plan.  By signing this Agreement, you consent to such transmission of personal data as the Company believes is appropriate to administer the Plan.

Accepted and Agreed to by Participant:
[RECIPIENT]

Acknowledged and Agreed to by Company:
Raymond J. Milchovich
Chairman, President & CEO